UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-12

SUMMIT HEALTHCARE REIT, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Summit Healthcare REIT, Inc.

23382 Mill Creek Drive, Suite 125

Laguna Hills, CA 92653

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held May 13, 2025

Dear Stockholder:

We cordially invite you to attend the 2025 Annual Meeting of Stockholders of Summit Healthcare REIT, Inc., to be held May 13, 2025, at 9:00 a.m. local time at our corporate offices located at 23382 Mill Creek Drive, Suite 125 in Laguna Hills, CA 92653. Directions to the annual meeting can be obtained by calling (800) 978-8136 or visiting www.summithealthcarereit.com.

We are holding this meeting to:

1.	Elect three directors to hold office for one-year terms expiring in 2026.

Your Board of Directors recommends a vote FOR each nominee.

2.	Approve, by a non-binding advisory vote, the compensation paid to our named executive officers (NEOs).

Your Board of Directors recommends a vote FOR the non-binding advisory vote with respect to the compensation paid to our named executive officers.

3.	Ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Your Board of Directors recommends a vote FOR the ratification of Haskell & White LLP as the Company’s independent registered public accounting firm.

4.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your Board of Directors has selected April 1, 2025 as the record date for determining stockholders entitled to vote at the annual meeting.

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe this method expedites our stockholders’ safe receipt of proxy materials, conserves natural resources and significantly reduces the costs of the Annual Meeting. The Notice and Access Card is being mailed to you on or about April 1, 2025.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2025:

Our Proxy Statement, form of Proxy Card and 2024 Annual Report on Form 10-K to Stockholders are available at

https://www.proxy-direct.com/sum-34498. Thank you for your support of Summit Healthcare REIT, Inc.

Sincerely,

April 1, 2025	Elizabeth Pagliarini
Laguna Hills, California	Chief Executive Officer

SUMMIT HEALTHCARE REIT, INC.

23382 Mill Creek Drive, Suite 125

Laguna Hills, CA 92653

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2025

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Summit Healthcare REIT, Inc. (“we,” “us,” “Summit” or the “Company”), a Maryland corporation, of proxies for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 13, 2025, at 9:00 a.m. local time at our executive offices, 23382 Mill Creek Drive, Suite 125 in Laguna Hills, CA 92653, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

This Notice with voting instructions and instructions for accessing our Proxy Statement, 2024 Annual Report and form of proxy is first being provided to stockholders on or about April 1, 2025.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on April 1, 2025 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, there were 23,027,978 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

For those stockholders with internet access, we encourage you to vote via the internet, since it is quick, easy, convenient and provides a cost savings to the Company. When you vote via the internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. Internet voting is permitted by Section 2-507(c)(3) of the Maryland General Corporation Law. Alternatively, you may simply mark your proxy card, date and sign it, and return it in accordance with the instructions provided.

Your vote is important. You can save the expense of a second mailing by voting promptly.

There are four (4) ways a stockholder of record can vote:

(1) By Internet:   If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice.

(2) By Telephone:   If you are a stockholder as of the Record Date, you may vote by telephone by following the instructions in the Notice.

(3) By Mail:   If you are a stockholder as of the Record Date, you may simply mark your proxy card, date and sign it, and return it as instructed. You will not receive a proxy card in the mail from the Company unless you request that Proxy materials be mailed to you.

(4) During the Annual Meeting:  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the three nominees named herein, FOR the compensation paid to our named executive officers, FOR the ratification of Haskell & White LLP as the Company’s independent registered public accounting firm and, if any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Required Vote

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Election of Directors. Stockholders who are entitled to cast a majority of all votes and who are present in person or by proxy at the Annual Meeting may vote to elect the Directors. This means that a director nominee needs to receive more votes for his or her election than against his or her election in order to be elected to the Board. Because of this majority vote requirement, withheld votes will have the effect of a vote against each nominee for director. As described in more detail below, broker non-votes will have no effect on the election of directors because they are not entitled to vote on the matter.

Advisory Vote on the Compensation Paid to Our Named Executive Officers. The affirmative vote of a majority of the total votes cast at the Annual Meeting for or against this proposal is required to approve, on an advisory, non-binding basis, of the compensation paid to our named executive officers. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this matter.

Ratification of the Independent Auditors. The affirmative vote of a majority of the total votes cast at the Annual Meeting for or against this proposal is required to ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. If the shareholders do not ratify the selection, the Audit Committee will take the vote into consideration when determining whether or not to retain Haskell & White LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this matter.

Other Matters. Our Board does not presently intend to bring any business before the Annual Meeting other than the proposals identified in the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matters to be raised at the Annual Meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner.

●	Votes for the election of directors and the advisory vote on the compensation paid to our named executive officers are considered non-routine matters; therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director or for the advisory vote on the compensation paid to our named executive officers.

●	The ratification of Haskell & White LLP is considered a routine matter, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares on this proposal.

If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If you do not give instructions to your broker (a so called “broker non-vote”), broker non-votes will have no effect on the vote’s outcome.

Revocation of Proxies

You may revoke or change your proxy at any time before the Annual Meeting by providing written notice to our Corporate Secretary, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by authorizing a new proxy by telephone or internet (only your latest proxy is counted) or by attending the Annual Meeting and voting in person.  Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Proxy Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Annual Meeting, we may also solicit proxies by telephone or in person. We have engaged Computershare Fund Services to assist with the solicitation of proxies in conjunction with the Annual Meeting. We anticipate that the aggregate fees for these services, which will include the printing and mailing of proxy materials, will be between $35,000 and $40,000. However, the exact cost will depend on the amount and types of services rendered. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our executive officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. The costs of the proxy solicitation will be borne by the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of three members: J. Steven Roush and Suzanne Koenig, both of whom have been determined by the Board to be “independent” as that term is defined under our charter, the NASDAQ listing standards and the rules of the U.S. Securities and Exchange Commission (the “SEC”), and Elizabeth Pagliarini, our current Chief Executive Officer. Our Board has proposed the following nominees for re-election as directors, each to serve for a one-year term ending at the 2026 Annual Meeting of Stockholders: J. Steven Roush, Suzanne Koenig and Elizabeth Pagliarini. Each nominee currently serves as a director, and, if re-elected, will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

We expect each nominee standing for re-election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

Director Nominee Experience

The following is a brief description of our current directors, each of whom has been nominated by the Board to stand for re-election as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of April 1, 2025, the date of this Proxy Statement.

J. Steven Roush, CPA, age 78, serves on our Audit, Independent Directors, Compensation and Investment Committees. Mr. Roush chairs our Board of Directors and our Audit Committee. Mr. Roush’s terms on our Board and the Committees noted above expire on the date of the 2025 Annual Meeting. Mr. Roush retired from PricewaterhouseCoopers (PWC) in 2007 after 39 years, 30 of those as a Partner. Mr. Roush brings experience in a diverse number of industries ranging from manufacturing, non-profits and retail (restaurants) with concentrations in real estate (office, residential, hospitality and commercial), telecommunications and pharmaceutical. He has a background in dealing with both private and public company boards of directors. Mr. Roush has a Bachelor of Science Degree in Accounting from Drake University and an Executive Masters Professional Director Certification from the American College of Corporate Directors. Mr. Roush has served on our Board since 2014.

Mr. Roush brings to our Board years of dealing with the SEC and its various regulatory filings, Sarbanes Oxley (SOX 404) implementation and maintenance and the experience of working with many diverse boards running across varied industries. Over the years, he has served as an office managing partner, an SEC Review Partner (over 20 years) and a Risk Management Partner. Mr. Roush previously served as Chairman of the Board and Chairman of the Audit Committee of W.E. Hall Company, a privately held manufacturer and distributor of corrugated pipe and related drainage products and Chairman of the Board and Chairman of the Audit Committee for Fieldpiece Instruments, Inc., a privately held manufacturer of hand held instruments for HVAC/R field service. He is on the Board of Directors of the American Heart Association - Orange County and previously served six years on the Audit Committee of the National American Heart Association. Mr. Roush serves on the Corporate Cabinet of the Tocqueville Society of United Way – Orange County. Mr. Roush is a founding member of the Private Directors Association-Southern California chapter. Mr. Roush also served on the Board of Trustees of the Orange County Museum of Art and was the Treasurer and the Chairman of the Finance Committee. He also previously served as a member of the Board and Chairman of the Audit committee of AirTouch Communications, Inc., a public telecommunication device company, and Staar Surgical Company, a public manufacturer of implantable lenses for the eye. Our Board has determined that Mr. Roush satisfies the SEC’s requirements of an “audit committee financial expert.”

Suzanne Koenig, age 64, serves on our Audit, Independent Directors, Compensation and Investment Committees. Ms. Koenig’s terms on our Board and the Committees noted above expire on the date of the 2025 Annual Meeting. Ms. Koenig is president and founder of SAK Management Services LLC, a nationally recognized long-term care management and healthcare consulting services company, where she has worked for over 20 years. With over 35 years of extensive experience as an owner and operator, Ms. Koenig offers specialized skills in operations improvement, staff development and quality assurance with particular expertise in marketing, census development and operations enhancement for the whole spectrum of senior housing, long-term care and other healthcare entities requiring turnaround services. Ms. Koenig has served on our Board since 2015.

Ms. Koenig’s professional experience has included executive positions in marketing, development and operations management for both regional and national healthcare providers representing property portfolios throughout the United States. Recently Ms. Koenig has been appointed as the Patient Care Ombudsman, Examiner, Receiver and Chapter 11 Trustee in several of the new Health Care Bankruptcy Filings (Chapter 11 and Chapter 7) with the advent of the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, including healthcare entities such as physician practices and hospitals. In addition, Ms. Koenig has served in an advisory and consulting capacity for numerous client engagements involving bankruptcy proceedings as well as in turnaround management situations. She offers proven proficiency in maximizing financial return and cash flow, while maintaining the highest standards of quality care.

Ms. Koenig brings to our Board over 40 years of experience in operating long-term care facilities. Ms. Koenig offers the practical perspective of the challenges and opportunities confronting healthcare providers in managing the changing dynamics of this industry. She is a Certified Turnaround Practitioner, a Licensed Nursing Home Administrator and a Licensed Social Worker in multiple states where she has worked.

Ms. Koenig also serves as an officer and director for several of the states’ long term care provider associations. Ms. Koenig is the former Co-Chair of the American Bankruptcy Institute’s Health Care Insolvency Committee and Ms. Koenig is a Board of Director for the Global Turnaround Management Association Chapter. Ms. Koenig is a frequent speaker for various healthcare industry associations and business affiliates where she conducts continuing education and training programs. She holds a Master of Science Degree from Spertus College, Illinois, and a Bachelor of Social Work Degree from the University of Illinois, Champaign-Urbana, Illinois.

Elizabeth Pagliarini, age 54, currently serves as our Chief Executive Officer and Secretary. As such she brings to the Board unparalleled knowledge of the Company’s operations and performance. Further information regarding Ms. Pagliarini’s business experience and specific skills that qualify her to serve as a director of the Company is set forth below in the “Executive Officers” section. Ms. Pagliarini has served on our Board since July 2023.

Board Leadership Structure

Our Board is currently comprised of three members: Mr. Roush and Ms. Koenig, both of whom are independent directors, and Ms. Pagliarini, our Chief Executive Officer.

Our Board composition and the corporate governance provisions set forth in our charter and bylaws ensure strong oversight by independent directors. Each of our Board’s standing committees is currently chaired by, and comprised of, independent directors. Although our Board has not established a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separated, the Board has determined it would be preferable, at least for the foreseeable future, that the roles of Chairman and Chief Executive Officer be separated. As the current Chairman of the Board, Mr. Roush is responsible for chairing Board meetings and meetings of stockholders, setting the agendas for Board meetings and providing information to the other directors in advance of meetings and between meetings. We do not currently have a policy requiring the appointment of a lead independent director.

The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks that the Company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. The full Board regularly reviews information regarding the Company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each. The Audit Committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Independent Directors Committee manages risks associated with the independence of the Board. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our Board to qualify as independent. The Board consults with our legal counsel to ensure that the Board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations. Consistent with these considerations, after reviewing all relevant transactions or relationships between each director, or any of their family members and the Company, our senior management and our independent registered public accounting firm, each of Mr. Roush and Ms. Koenig has been determined to be independent. Furthermore, although our shares are not listed on a national securities exchange, our Board reasonably believes that each of Mr. Roush and Ms. Koenig and, thus, each member of the Board’s Audit Committee, Independent Directors Committee, Compensation Committee and Investment Committee is independent under the NASDAQ listing standards. If each nominee for director — Mr. Roush, Ms. Koenig, and Ms. Pagliarini— is elected to the Board at the Annual Meeting, our Board will continue to have strong independent oversight as each such nominee other than Ms. Pagliarini will continue to qualify as an independent director.

Nomination of Candidates for Director Positions

We have determined that we are better served by having our full Board review director nominations. Therefore, we have no nominating committee; however, pursuant to our Articles of Incorporation, as amended, our independent directors are responsible for nominating all replacements for vacancies resulting from the departure of independent directors. Our full Board participates in the consideration of all other director nominees. Specifically, our Board identifies nominees by first evaluating the current members of our Board willing to continue in service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board standing for re-election at an upcoming Annual Meeting of Stockholders does not wish to continue in service, the Board identifies the desired skills and experience of a new nominee.

Our Board believes that potential directors should possess sound judgment, an understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, our Board (or the independent directors, if the nomination is for a vacant independent director position) seeks directors who have extensive relevant business, management and civic experience appropriate for assisting our Board to discharge its responsibilities. In the case of both incumbent and new directors, our Board seeks persons who can devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, our Board seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

Our Board will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Additional Information – Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2024, our full Board formally met eight times and took action by unanimous written consent six times. During 2024, each of our directors attended all of the meetings of our full Board. In addition, each director attended all of the meetings of the committees on which he or she served during 2024. We encourage our directors to attend our Annual Meetings of Stockholders. All of our directors were present at our 2023 Annual Meeting of Stockholders, the last Annual Meeting of Stockholder held by the Company. Our full Board considers all major decisions concerning our business, including any property acquisitions. However, our Board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. Our Board has established four standing committees: the Audit Committee, the Independent Directors Committee, the Compensation Committee and the Investment Committee. Our Board does not have a nominating Committee, as discussed in greater detail above under “Nomination of Candidates for Director Positions”.

Audit Committee

Our Audit Committee selects the independent registered public accounting firm that audits our annual financial statements, reviews the plans and results of the audit engagement with those accountants, approves the audit and non-audit services provided by those accountants, reviews the independence of those accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of our Audit Committee are J. Steven Roush and Suzanne Koenig. J. Steven Roush, CPA, serves as the Chairman of our Audit Committee and satisfies the SEC’s requirements of an “audit committee financial expert.” During the fiscal year ended December 31, 2024, our Audit Committee met four times. Our Audit Committee has adopted a charter which is available on our website, www.summithealthcarereit.com.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, our independent directors approve all transactions between the Company and its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our Independent Directors Committee since the beginning of 2023. In general, our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both our full Board and our independent directors. The current members of our Independent Directors Committee are J. Steven Roush and Suzanne Koenig. During the fiscal year ended December 31, 2024, our Independent Directors Committee met five times.

Compensation Committee

Our Compensation Committee discharges our Board’s responsibilities relating to compensation of our executive officers. Our Compensation Committee also has authority to retain its own legal and other advisors and create and administer incentive compensation and equity-based plans. The current members of our Compensation Committee are J. Steven Roush and Suzanne Koenig. Our Compensation Committee met one time during the fiscal year ended December 31, 2024. Our Compensation Committee has adopted a charter, which is available on our website, www.summithealthcarereit.com.

Investment Committee

Our Investment Committee’s principal responsibility is to review the real estate investments proposed to be made by the Company, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our Investment Committee currently consists of J. Steven Roush and Suzanne Koenig. During the fiscal year ended December 31, 2024, our Investment Committee met five times.

Director Compensation

The amount and form of compensation payable to our directors for their service to us is determined by the Compensation Committee of our Board, based in part on its evaluation of third party board compensation information. If a director is also one of our full time executive officers, we do not pay any compensation for services rendered as a director.

The following table summarizes the annual compensation received by our independent directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash in 2024	Stock Awards	Total
J. Steven Roush	$82,000	$-	$82,000
Suzanne Koenig	$62,000	$-	$62,000

During fiscal year 2024, we paid each of our independent directors’ compensation as follows:

●	$50,000 annual retainer, paid pro-rata monthly ($12,500 per director per quarter);

●	Board meeting fee of $2,000 per meeting for each regularly scheduled Board meeting ($2,000 per director per quarter);

●	Special Board meeting fee of $1,000 per meeting, per director, which will apply to any Board meeting called by an executive officer of the Company that is not a regular scheduled Board meeting;

●	Committee fees of $1,000 per committee meeting duly called by an officer of the Company (approximately $1,000 per director per quarter, plus other meetings); and

●	Annual fee of $12,500 for the Chairman of the Board of Directors and $7,500 for the Chairman of the Audit Committee.

All directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board and Committees.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board. They may contact the Board by mail at: Chairperson of the Audit Committee of Summit Healthcare REIT Inc., 23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653. The Chairperson of our Audit Committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers, and our employees. Our Code of Business Conduct and Ethics can be accessed through our website: www.summithealthcarereit.com. If, in the future, we amend, modify or waive a provision in our Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Insider Trading Policy

The Company has adopted a Policy on Insider Trading that governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, and which is filed as an exhibit to this Annual Report on Form 10-K. The Company believes its Policy on Insider Trading is reasonably designed to promote compliance with insider trading laws, rules and regulations.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

We are seeking advisory stockholder approval of the compensation of our named executive officers as disclosed in the section of this Proxy Statement entitled “Executive Compensation.” The proposal to approve the compensation of our named executive officers provides our stockholders with the opportunity to approve or not approve, on an advisory basis, the compensation of our named executive officers.

Although the advisory vote is non-binding, the Compensation Committee and our Board will review the results and give consideration to the outcome of the vote in the future.

Approval of the proposal to approve compensation of our named executive officers requires the affirmative vote of the holders of at least a majority of the votes cast thereon. You may vote for or against or abstain on the proposal relating to compensation of our named executive officers. Abstentions and broker non-votes will not have an effect on the proposal relating to compensation of our executive officers. Proxies received will be voted “FOR” the proposal for compensation of our named executive officers unless stockholders designate otherwise. While our Board intends to carefully consider the results of the stockholder vote relating to the proposals on approval of compensation of our executive officers, the final vote will not be binding on us and is advisory in nature.

Presentation of Proposal Regarding Compensation of Our Named Executive Officers

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution:

“—RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS

PROPOSAL TO APPROVE THE COMPENSATION OF OUR

EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the experience of each of the Company’s current executive officers.

Elizabeth Pagliarini, age 54, was appointed as our Chief Executive Officer and Secretary, as well as a member of our Board of Directors, in July 2023, the term of which expires on the date of the 2025 Annual Meeting, and has been with the Company since June 2014. She previously served as our Chief Financial Officer and Treasurer since September 2014 and Chief Operating Officer since August 2019. Ms. Pagliarini is a seasoned executive with over 30 years of experience in financial services and investment banking having held positions including chief executive officer, president, chief financial officer and chief compliance officer. Ms. Pagliarini successfully broke the “glass ceiling” in her mid-twenties as chief executive officer and chairwoman of the board of an investment brokerage subsidiary of a public company in Beverly Hills, California. She also co-founded a boutique investment bank and registered broker-dealer. Prior to working at Summit, Ms. Pagliarini was a principal at a securities litigation and financial consulting firm since 2001 and chief compliance officer and FINOP (financial and operations principal) at a Los Angeles-based investment bank from 2005-2008. Ms. Pagliarini received her Bachelor of Science in Business Administration with a concentration in Finance from Valparaiso University where she was honored with their highest academic award, the Presidential Scholarship. She is also a Certified Fraud Examiner (CFE).

Ms. Pagliarini is a member of the Board of Directors of First Foundation Inc. (NYSE: FFWM), and serves as chairperson of its risk committee, and as a member of the compensation and nominating and governance committees. She has served as Chairwoman of the Mission Viejo, California Investment Advisory Commission and as an advisory board member of The CFO Executive Summit of Southern California. In addition, she proudly serves on the Emeritus Board of Directors for Forever Footprints, a non-profit organization that provides support to families that have suffered the loss of a baby during pregnancy or infancy and educates the medical community to improve quality of care and response. In 2020, Ms. Pagliarini was awarded with the Lifetime Achievement Award at the Orange County Business Journal’s CFO of the Year Awards after receiving nominations for CFO of the Year in both 2019 and 2020. She has also been named one of “20 Women to Watch” by OC Metro magazine and nominated for The Orange County Business Journal’s Women in Business Award. Additionally, she has been honored by Step Up Women’s Network as the recipient of their prestigious Commitment to Philanthropy Volunteer Award and by Forever Footprints as the winner of their Compassion Award.

Sharyn Grant, age 62, was appointed as Summit’s Chief Financial Officer and Treasurer in July 2023. She has been with the Company since 2015 and previously served as our Controller. Ms. Grant has over 25 years of experience in accounting and finance in real estate, healthcare and technology. Ms. Grant’s responsibilities include corporate strategy, budgeting, forecasting and financial analysis, treasury, audit, SEC reporting and tax functions. Ms. Grant holds an active Certified Public Accountant (CPA) license, which she attained during her 10-year career at BDO USA, LLP, and is a member of the American Institute of Certified Public Accountants. Ms. Grant received her Bachelor of Arts in Business Administration with a concentration in Accounting, with high honors, from Cal State University, Fullerton.

Executive Compensation

Compensation Philosophy

Our Compensation Committee strives to align the interests of our executive officers and stockholders through a simple and transparent executive compensation program. We offer our executive officers a combination of fixed and performance-based compensation, with a significant portion of such compensation taking the form of cash and equity bonuses when the Company’s financial and strategic goals are achieved. We believe that this compensation philosophy strikes the balance of fostering the creation of long-term value for our stockholders, incentivizing and retaining our talented executive team and promoting prudent risk management.

Compensation Discussion

Our executive team has been tasked and incentivized to continue raising institutional equity and debt capital for further growth of the Company, as well as exploring alternative options that we feel will be accretive to shareholder value.

Compensation Program

Our executive compensation program is intended to align the interests of our executive officers with the interests of our stockholders, attract and retain talented executive officers, reward exceptional performance and promote teamwork and collaboration among the executive team.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. An executive officer’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Annual Bonus

The Compensation Committee assesses both (i) the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our corporate-wide goals, and (ii) overall corporate performance for the applicable year and the current state of the Company’s operations when considering annual cash bonus payments. Should the Compensation Committee approve of cash bonus payments, the amount of the cash bonus depends on the level of achievement of corporate and individual performance goals, with a target bonus generally based on the achievement of pre-determined milestones.

Long-Term Equity Incentives

The Compensation Committee believes that to attract and retain management, employees and independent directors, the compensation paid to these persons should include non-cash equity-based compensation, in addition to base salary and potential annual cash incentives, that is competitive with peer companies. The Compensation Committee determines the amount and terms of non-cash equity-based compensation granted under our stock option plans. Any long-term equity compensation granted to our management, employees and independent directors does not represent cash payments made to such individuals, and there is no guarantee that any recipients of awards granted as long-term equity compensation will realize any cash value as a result of the awards.

The Company did not grant any equity awards to its executive officers in the fiscal year ended December 31, 2024 or through the date of this filing.

Summary Compensation

The following table provides certain information concerning compensation for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary	Bonus		Option Awards(6)	All Other Comp		Total
Elizabeth Pagliarini Chief Executive Officer and Secretary as of July 15, 2023, and Chief Financial Officer and	2024	$575,760	$400,000	(4)	$—	$13,800	(2)	$989,560
Chief Operating Officer and Treasurer (through July 14, 2023)	2023	$489,033	$425,000	(3)	$—	$13,200	(1)	$927,233
Sharyn Grant Chief Financial Officer and Treasurer	2024	$250,760	$40,000		$—	$32,297	(5)	$323,057
Sharyn Grant Chief Financial Officer and Treasurer (effective July 15, 2023)	2023	$227,835	$40,000		$22,750	$10,714	(1)	$301,299

(1)	This amount relates to the employer matching 401(K) contributions which were paid in 2023.
(2)	This amount relates to the employer matching 401(K) contributions which were paid in 2024.
(3)	$25,000 relates to discretionary Management by Objectives (MBO) bonuses earned in 2022 which were paid in 2023.
(4)	Relates to discretionary MBO bonus earned in 2024 which was paid in 2025.
(5)	$12,425 of this amount relates to the employer matching 401(K) contributions which were paid in 2024 and $19,872 related to unused paid time off earned in prior years paid out in 2024.
(6)	Reflects the aggregate grant date fair value of awards granted to the named executive officers in the reported year. All options have been granted as incentive stock options under the Company’s 2015 Omnibus Incentive Plan.

Employment Agreements with Named Executive Officers

In December 2024, the Company has entered into an employment agreement with Elizabeth Pagliarini, Chief Executive Officer and Secretary, which was approved by the Company’s Compensation Committee and Board of Directors. Ms. Pagliarini’s employment agreement has a three-year term and contains standard terms relating to salary, bonus, position, duties and benefits (including eligibility for equity compensation), as well as a special cash payment following termination without cause or a change in control of the Company, as discussed in greater detail below. The base salary for Ms. Pagliarini was set at $575,000 per annum and is subject to annual merit increases.

In November 2024, the Company has entered into an employment agreement with Sharyn Grant, Chief Financial Officer and Treasurer, which was approved by the Company’s Compensation Committee and Board of Directors. Ms. Grant’s employment agreement has a three-year term and contains standard terms relating to salary, bonus, position, duties and benefits (including eligibility for equity compensation), as well as a special cash payment following termination without cause or a change in control of the Company, as discussed in greater detail below. The base salary for Ms. Grant was set at $250,000 per annum and is subject to annual merit increases.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2024, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options -	Options -		Exercise	Expiration
Name	Exercisable	Unexercisable		Price	Date
Elizabeth Pagliarini	100,000	—		$1.72	12/17/2025
Elizabeth Pagliarini	73,118	—		$2.02	12/1/2026
Elizabeth Pagliarini	70,000	—		$2.04	4/1/2027
Elizabeth Pagliarini	17,445	—		$2.26	11/7/2027
Elizabeth Pagliarini	80,000	—		$2.24	4/1/2028
Elizabeth Pagliarini	225,000	—		$2.26	3/1/2029
Sharyn Grant	10,000	—		$2.02	12/31/2026
Sharyn Grant	10,000	—		$2.24	12/31/2027
Sharyn Grant	12,000	—		$2.26	12/31/2028
Sharyn Grant	12,000	—		$2.26	12/31/2029
Sharyn Grant	22,222	2,778	(1)	$2.35	3/31/2032
Sharyn Grant	13,889	11,111	(2)	$2.18	3/31/2033

(1)	695 stock options vest monthly and become fully vested on April 1, 2025
(2)	695 stock options vest monthly and become fully vested on April 1, 2026

Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan

In October 2015, we adopted the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan. The purpose of the Omnibus Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby current or prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

The Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under the Omnibus Incentive Plan is 3,000,000.

Potential Payments upon Termination or Change in Control

Under Ms. Pagliarini’s and Ms. Grant’s employment agreement, if there is a termination of the executive’s employment by the Company without cause or by them for good reason, then the named executive officer will be entitled to receive payment of any base salary amounts that have accrued but not been paid as of the termination date, expenses not yet reimbursed, vested benefits accrued through the termination date payable pursuant to the plans providing such benefits and cash severance in the amount equal to two times base salary for Ms. Pagliarini and one times base salary for Ms. Grant. In addition, all options granted to the executive under the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested, and the executive shall be entitled to reimbursement for monthly COBRA premiums until the earliest of (A) the specified number of months from the anniversary of the termination date; or (B) the date on which she becomes eligible to enroll in comparable coverage with another employer.

If the Company undergoes a change in control during the executive’s term of employment or within six months after the termination of the employment, other than for cause, then the Company will pay a cash bonus in the amount equal to three times base salary for Ms. Pagliarini and one times base salary for Ms. Grant, as defined in the employment agreements. In addition, all options granted to the executive under the Summit Healthcare REIT Inc., 2015 Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested.

Pay Versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other named executive officers (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Compensation Actually Paid to Non-PEO NEO” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the compensation committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K.

The following table sets forth additional compensation information of our PEO and Non-PEO NEO, along with net income (loss) results for the years ended December 31, 2024, 2023 and 2022:

Year(1)	Summary Compensation Table Total for PEO(2) (Eikanas)	Summary Compensation Table Total for PEO(2) (Pagliarini)	Compensation Actually Paid to PEO(3) (Eikanas)	Compensation Actually Paid to PEO(3) (Pagliarini)	Summary Compensation Table Total for Non-PEO NEO(2)	Compensation Actually Paid to Non-PEO NEO(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Net Income (Loss) (in 000s)(5)
2024	$—	$989,560	$—	$989,560	$323,057	$323,057	$N/A	$27,106
2023	$289,783	$927,233	$289,783	$927,233	$461,601	$461,601	$N/A	$(24,801)
2022	$485,460	$—	$485,460	—	$460,460	$460,460	$N/A	$(8,693)

(1) Elizabeth Pagliarini served as our Chief Executive Officer for the entirety of 2024 and for the period from July 15, 2023 through December 31, 2023. Kent Eikanas served as our Chief Executive Officer for the period from January 1, 2023 through July 14, 2023, and for the entirety of 2022. The Non-PEO NEO was Elizabeth Pagliarini for the period from January 1, 2023 through July 14, 2023 and for the entirety 2022. The Non-PEO NEO was Sharyn Grant for the entirety of 2024 and for the period from July 15, 2023 through December 31, 2023.

(2) The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(3) The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO NEO as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year.

(4) There is no public market for our common stock and, thus, no total shareholder return value can be calculated for our Company as of December 31, 2024, December 31, 2023 or December 31, 2022.

(5) Net income (loss) is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

	2024 PEO	2023 PEO (Pagliarini)	2023 PEO (Eikanas)	2022 PEO	2024 Non PEO NEO	2023 Non PEO NEO	2022 Non PEO NEO
Summary Compensation Table Total	$989,560	$927,233	$289,783	$485,460	$323,057	$461,601	$460,460
- Grant date fair value of awards granted during the covered fiscal year	—	—	—	—	—	—	—
+ Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	—	—	—	—	—	—	—
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	—	—	—	—	—	—	—
+/- Change in fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	—	—	—	—	—	—	—
Compensation Actually Paid	$989,560	$927,233	$289,783	$485,460	$323,057	$461,601	$460,460

Pay Versus Performance Comparative Disclosure

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are included in the officers base salary. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation actually paid (CAP) (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the PVP table.

Compensation Actually Paid and Net Income (Loss)

During fiscal 2024 and 2023, total compensation actually paid to both of our PEOs decreased from $ 1,217,016 in fiscal 2023 to $989,560 in fiscal 2024. Compensation actually paid to our Non-PEO NEO decreased from $461,601 in fiscal 2023 to $323,057 in fiscal 2024. The decrease in PEO compensation was primarily attributed to the fact that our current PEO, Ms. Pagliarini was appointed as PEO in July 2023, and this promotion in position was accompanied by a corresponding pay increase and also included the compensation paid to our prior PEO. Over the same period, we had a change from net loss of ($24.8) million in fiscal 2023 to net income of $27.1 million during fiscal 2024. As discussed in greater detail in our 2024 Annual Report, the change from loss to income in 2024 was mainly due to the derecognition and disposition related to eight of our real estate properties and the corresponding gain versus an impairment charge in 2023 and the sale of three of our real estate properties in 2024 that resulted in a substantial gain.

During fiscal 2022 and 2023, compensation actually paid to both of our PEOs increased from $485,460 in fiscal 2022 to 1,217,016 in fiscal 2023. Compensation actually paid to our Non-PEO NEO increased from $460,460 in fiscal 2022 to $461,601 in fiscal 2023. The increase in PEO compensation was primarily attributed to the fact that our current PEO, Ms. Pagliarini was appointed as PEO in July 2023, and this promotion in position was accompanied by a corresponding pay increase. Over the same period, our net loss increased by $16,108,000 during fiscal 2023 (from a net loss in fiscal 2022 of $8,693,000 to a net loss in fiscal 2023 of $24,801,000). As discussed in greater detail in our 2023 Annual Report, the increase in net loss was primarily attributable to increases in interest expense and an impairment charge related to eight of our real estate properties. The Company does not directly tie any pay component for its PEO or non-PEO NEO’s to any specific “financial performance measure”, as defined in Item 402 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is responsible for discharging the Board’s responsibilities relating to the compensation of our directors and would be expected to act upon matters of executive compensation as necessary has reviewed and discussed the executive compensation disclosure required by Item 402 of Regulation S-K with management and, in reliance on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of such disclosure in this Proxy Statement.

April 1, 2025	The Compensation Committee of the Board of Directors
J. Steven Roush (Chairman) and Suzanne Koenig

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

OWNERSHIP OF EQUITY SECURITIES

Security Ownership of Directors and Executive Officers

The following table sets forth information as of April 1, 2025, regarding the beneficial ownership of our common stock by each of our directors, each of our named executive officers, and our directors and executive officers as a group. The Company is not aware of any person (including any “group” as that term is used in section 13(d)(3) of the Exchange Act) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities. The percentage of beneficial ownership is calculated based on 23,027,978 shares of common stock outstanding as of April 1, 2025.

	Amount and Nature
	of Beneficial	Percentage
Name of Beneficial Owner	Ownership (1)	of Class
Elizabeth Pagliarini	565,563	2.5%
J. Steven Roush	160,000	*
Suzanne Koenig	110,000	*
Sharyn Grant	86,361	*
All current directors and executive officers as a group (4 persons)	921,924	4.0%

*          Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 27, 2025. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the securities listed are pledged as security.

Delinquent Section 16(a) Reports

On February 22, 2024, Ms. Grant filed an amended Form 3 statement of beneficial ownership to report six sets of stock options which were inadvertently omitted from Ms. Grant’s Form 3 originally filed on July 21, 2023.

Hedging Policy

The Company does not currently have a policy with respect to regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities granted to the employee or director by the registrant as part of the compensation of the employee or director; or held, directly or indirectly, by the employee or director.

Other Equity Compensation Plan Information

Our equity compensation plan information as of December 31, 2024 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	1,134,730 (	1)	$2.16	1,865,270	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,134,730		$2.16	1,865,270

(1)	Represents options outstanding under our Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan.
(2)	Represents shares authorized and available for grant under our Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Because there is no current public market for our common stock, the release of material nonpublic information is unlikely to result in changes to the price of our common stock. Similarly, the award of stock options or similar equity awards does not constitute a significant portion of the compensation paid to our executive officers or other employees. Notwithstanding the foregoing, our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information, such as a significant positive or negative earnings announcement, and not to time the public release of such information based on stock option grant dates.

In addition, it is our policy to not grant stock options or similar awards during periods in which there is material nonpublic information about our Company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

We did not grant any stock options or equity awards in 2024. Historically, the Compensation Committee has awarded stock options or equity awards in March of a fiscal year. If we grant any stock options or equity awards on a go forward basis, we will ensure that such grants are made at least four business days before or after the filing of our annual report on Form 10-K for such recently completed fiscal year (with the first day being the filing date), any quarterly report on Form 10-Q or the filing or furnishing of any current report on Form 8-K that discloses material nonpublic information (other than a current report on Form 8-K disclosing a material new option award grant under Item 5.02(e) of that form).

PROPOSAL 3

RATIFICATION OF THE INDEPENDENT AUDITOR

We are seeking stockholder approval to ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Our Audit Committee and management believes that Haskell & White LLP is knowledgeable about our operations and accounting practices and is well qualified to act as our independent auditor.

While the Company is not required by its bylaws or other governing documents or law to seek shareholder ratification of the appointment of Haskell & White LLP as its independent registered public accounting firm, it is doing so as a matter of good corporate governance. If the shareholders do not ratify the selection, the Audit Committee will take the vote into consideration when determining whether or not to retain Haskell & White LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Ratification of Haskell & White LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the votes cast thereon. You may vote for or against or abstain on the proposal relating to ratification. Proxies received will be voted “FOR” the proposal to ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm unless stockholders designate otherwise. The ratification of Haskell & White LLP is considered a routine matter, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares on this proposal. Abstentions and broker non-votes will not have an effect on the ratification of the independent auditors. While our Board intends to carefully consider the results of the stockholder vote relating to the ratification of the independent auditor, the final vote will not be binding on us and is advisory in nature.

Presentation of Proposal Regarding Ratification of our Independent Auditor

We are presenting the following proposal, which gives you as a stockholder the opportunity to ratify or not ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm by voting for or against the following resolution:

“—RESOLVED, that the stockholders ratify, on an advisory basis, the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.”

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management of the Company represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed in Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm provides any non-audit services to us which might not be compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC. The Audit Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit Committee, provide the foregoing report.

April 1, 2025	The Audit Committee of the Board of Directors
J. Steven Roush (Chairman) and Suzanne Koenig

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firms

BDO USA, P.C. (“BDO”) had previously served as our independent registered public accounting firm since fiscal year 2013 and has audited our consolidated financial statements for the years ended December 31, 2023 and 2022. As disclosed in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on August 28, 2024, on August 22, 2024, the Company, with approval of the Audit Committee of its Board of Directors, engaged Haskell & White LLP as the Company’s new independent registered public accounting firm for the year ending December 31, 2024, and in connection therewith dismissed BDO as the Company’s independent registered public accounting firm. Our Audit Committee and management believes that Haskell & White LLP is knowledgeable about our Company’s industry, operations and accounting practices and is well qualified to act as our independent auditor. Haskell & White LLP will attend the annual meeting, have the opportunity to make a statement, and be available to respond to questions.

BDO’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Similarly, during the two fiscal years ended December 31, 2023 and December 31, 2022, and the interim period through August 22, 2024, (i) the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company’s internal control over financial reporting as of December 31, 2023, initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, related to failures in the design, maintenance and monitoring of certain financial reporting controls specific to the technical accounting for significant and unusual transactions as a result of insufficient technical accounting resources at the CompanyThis reportable event was discussed among the Company’s management, the Audit Committee and BDO, and BDO has been authorized by the Company to respond fully to the inquiries of Haskell & White LLP, the successor auditor, concerning this reportable event. . The Company remediated this material weakness in 2024.

Audit and Non-Audit Fees

The following table lists the aggregate fees billed for services incurred by us in fiscal years 2024 and 2023 rendered by Haskell & White LLP and BDO USA, P.C.:

	Year Ended December 31,
BDO USA, P.C.	2024	2023
Audit Fees(1)	$220,000	$449,000
Total	$220,000	$449,000

	Year Ended December 31,
Haskell & White LLP	2024	2023
Audit Fees(1)	$227,000	$-
Total	$227,000	$-

(1)	Audit fees billed in 2024 and 2023 consisted of the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, consents, and other audit services related to filings with the SEC.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the Audit Committee prior to the completion of the audit. The Company did not pay any audit-related, tax, or other fees to Haskell & White LLP and BDO USA, P.C. in 2023 or 2024.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

The Independent Directors Committee has reviewed the material transactions between the Company and our affiliates (including CRA, our former advisor) since the beginning of 2024, as well as any such currently proposed transactions. Set forth below is a description of such transactions.

Our Relationship with our Equity-Method Investments

We have an interest in three equity-method investments (collectively, “Equity-Method Investments”) (see Note 5 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024). We serve as the manager of our Equity-Method Investments and provide various services in exchange for fees and reimbursements. As the manager, we are paid an annual asset management fee based on the properties in the portfolios, as defined in the agreements. All asset management fees are paid to Summit Healthcare Asset Management, LLC (“SAM TRS”), our consolidated taxable REIT subsidiary, and expenses incurred by us, as the manager, are reimbursed from SAM TRS.

For the year ended December 31, 2024, we received approximately $266,000 in asset management fees as the manager of the Equity-Method Investments.

Our Policy regarding Transactions with Affiliates

Our Articles of Incorporation, as amended, requires our Independent Directors Committee to review and approve all transactions involving our affiliates and us. For example, prior to entering into a transaction with an affiliate, a majority of the Independent Directors Committee must have concluded that the transaction was fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Furthermore, our Independent Directors Committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs.

Our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions. Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest. If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our President, Chief Financial Officer or the Chairman of our Audit Committee. The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

ADDITIONAL INFORMATION

Stockholder Proposals

Assuming the date of the 2026 Annual Meeting of Stockholders is not delayed or advanced by more than 30 days from the anniversary of the 2025 Annual Meeting of Stockholders, any stockholder proposals for inclusion in our proxy materials for our 2026 Annual Meeting of Stockholders must be received by our Corporate Secretary, Summit Healthcare REIT, Inc. 23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653, no later than December 4, 2025.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our Bylaws. Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of our Bylaws, including delivery of notice of such proposal to our Corporate Secretary at the address above no earlier than than the 150th day nor later than the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting (assuming the date of the 2026 Annual Meeting of Stockholders is not delayed or advanced by more than 30 days from the anniversary of the 2025 Annual Meeting of Stockholders). For the 2026 Annual Meeting of Stockholders, this means notice must be delivered no earlier than November 5, 2025 and no later than December 4, 2025.

Our Corporate Secretary will provide a copy of our Annual Report on Form 10-K and/or Bylaws to any stockholder of the Company without charge upon request to our Corporate Secretary at Company’s Corporate Secretary, Summit Healthcare REIT, Inc., 23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653 or by phone at 800-978-8136.

We have adopted a process for stockholders to send communications to our Board. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

Company Information

To minimize expenses, one proxy statement and one annual report to shareholders may be delivered to two or more shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the proxy statement and annual report was delivered. Requests for additional copies of the proxy statement and annual report, and requests that in the future separate documents be sent to shareholders who share an address, should be directed by writing to the Company’s Corporate Secretary, Summit Healthcare REIT, Inc., 23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653 or by phone at 800-978-8136.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Elizabeth Pagliarini
Chief Executive Officer

EVERY VOTE IS IMPORTANT SUMMIT HEALTHCARE REIT, INC. c/o Computershare PO Box 43131 Providence, RI 02940-3131 EASY VOTING OPTIONS: Please detach at perforation before mailing. PROXY SUMMIT HEALTHCARE REIT, INC. ANNUAL MEETING OF STOCKHOLDERS – MAY 13, 2025 This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder of Summit Healthcare REIT, Inc., a Maryland corporation (the “Company”), hereby appoints Sharyn Grant and Elizabeth Pagliarini, and each of them individually, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 23382 Mill Creek Drive, Suite 125, Laguna Hills, California 92653, on May 13, 2025, at 9:00 a.m. local time, and at any adjournment or postponement thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side. The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” all nominees listed in Proposal 1, “FOR” the approval of the compensation of our named executive officers in Proposal 2, “FOR” the ratification of the appointment of the Companys independent registered public accounting firm ending December 31, 2025 in Proposal 3, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 SHR_34498_030625 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE. xxxxxxxxxxxxxx code VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VOTE IN PERSON Attend Stockholder Meeting 23382 Mill Creek Drive, Suite 125 Laguna Hills, CA 92653 on May 13, 2025

FOR WITHHOLD FOR ALL ALL ALL EXCEPT FOR AGAINST ABSTAIN EVERY STOCKHOLDERS VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Summit Healthcare REIT, Inc. Stockholder Meeting to Be Held on May 13, 2025 The Notice of Annual Meeting of Stockholders and Proxy Statement, which includes the Companys Letter, are available at for this meeting at: https://www.proxy-direct.com/sum-34498 You can choose to receive the proxy materials by email in the future. This will conserve natural resources and significantly reduce the costs associated with paper mailings. Please log onto: www.computershare.com/summit and under Communication Preferences click on Sign up for eDelivery. PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A Proposals The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1, “FOR” the approval of the compensation of our named executive officers in Proposal 2 and “FOR” the ratification of the appointment of the Companys independent registered public accounting firm in Proposal 3. 1. To elect three (3) Directors to hold office for one-year terms expiring in 2026: Nominees: 01. J. Steven Roush 02. Suzanne Koenig 03. Elizabeth Pagliarini To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominees name in the space provided. ___________________________________________ 2. Approve, by a non-binding advisory vote, the compensation paid to our named executive officers (NEOs). 3. Ratify the appointment of Haskell & White LLP as the Companys independent registered public accounting firm for the year ending December 31, 2025. 4. To transact such other business as may properly come before the meeting or any adjournment of the meeting. B Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) ─ Please print date below Signature 1 ─ Please keep signature within the box Signature 2 ─ Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx SHR 34498 xxxxxxxx / /